UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 18, 2019, the Board of Directors of Athenex, Inc. (the “Company”) appointed two new members to the Board of Directors, Dr. John Moore Vierling and Stephanie Davis, to become effective April 1, 2019. In connection with their appointment, consistent with the Company’s other non-employee directors, Dr. Vierling and Ms. Davis were granted options to purchase 10,000 shares of the Company’s common stock, which vest in four equal annual installments beginning on the anniversary of the date of grant. In addition, they will each receive an annual cash fee of $26,000.

Neither Dr. Vierling nor Ms. Davis was appointed pursuant to any arrangement or understanding with any person. None of Dr. Vierling, Ms. Davis, or any of their respective immediate family members have been a party to any transaction with the Company, and no such transaction is currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Resignation of Director

On March 18, 2019, Sheldon Trainor-De Girolamo informed the Board of Directors of the Company that he is resigning from the Board of Directors, effective immediately. Prior to Mr. Trainor-De Girolamo’s resignation, he was a member of the Audit Committee and was a member and the Chair of the Compensation Committee. Mr. Trainor-De Girolamo’s resignation is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Press Release

On March 21, 2019, the Company issued a press release announcing the appointments of Dr. Vierling and Ms. Davis and the resignation of Mr. Trainor-De Girolamo. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: March 21, 2019	/s/ Randoll Sze
Name: Randoll Sze
Title: Chief Financial Officer